UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 5, 2004

PHOENIX GOLD INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Oregon	0-25866	93-1066325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9300 North Decatur Street, Portland, Oregon 97203
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (503) 286-9300

Item 1.       Changes in Control of the Registrant

Effective January 5, 2004, PG Holding LLC, a Washington limited liability company (“PG Holding”), purchased from Keith A. Peterson, a founder and formerly the Chairman and Chief Executive Officer of Phoenix Gold International, Inc., an Oregon corporation (“Phoenix Gold”), 1,619,000 shares of the common stock of Phoenix Gold for aggregate cash consideration of $3,500,000.  The source of the funds used by PG Holding to purchase the stock from Mr. Peterson was a capital contribution to PG Holding by Oregon Worsted Company, an Oregon corporation and a member of PG Holding (“Oregon Worsted”).  As a result of the transaction, PG Holding obtained control of Phoenix Gold from Mr. Peterson through its acquisition of a majority of the outstanding shares of the common stock of Phoenix Gold.  PG Holding currently holds approximately 67% of the outstanding shares of the common stock of Phoenix Gold.  The members of PG Holding are Timothy G. Johnson, a founder and the current Chairman and Chief Executive Officer of Phoenix Gold, and Oregon Worsted.  Mr. Johnson is the sole Operating Manager of PG Holding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHOENIX GOLD INTERNATIONAL, INC.

Date:	January 6, 2004	By:	/s/ Joseph K. O’Brien
Joseph K. O’Brien
Chief Financial Officer